Exhibit 99.1

PRESS RELEASE

Level 3 Reports Second Quarter 2012 Results

Second Quarter 2012 Highlights

•                  Total Revenue of $1.586 billion

•                  Core Network Services revenue increased 0.7 percent sequentially on a constant currency basis

•                  Adjusted EBITDA grew to $353 million, up 8 percent sequentially and 12 percent year over year

•                  Net loss of $0.29 per share for the second quarter of 2012, compared to a net loss of $0.37 per share for the first quarter of 2012, excluding losses on debt extinguishment in the first quarter 2012

•                  Company remains on track to achieve $300 million of projected total run-rate Adjusted EBITDA synergies and $40 million of capital expense synergies from the Global Crossing acquisition

•                  Company reaffirms 2012 Adjusted EBITDA growth rate of 20 to 25 percent

BROOMFIELD, Colo., July 25, 2012 — Level 3 Communications, Inc. (NYSE: LVLT) reported total revenue of $1.586 billion for the second quarter 2012, in line with $1.586 billion for the first quarter 2012.

The net loss for the second quarter 2012 was $62 million compared to a net loss of $138 million in the first quarter 2012. On a per share basis, the net loss was $0.29 for the second quarter 2012 and $0.37 for the first quarter 2012.  The net loss per share for the first quarter 2012 excludes a loss of $0.29 per share on the extinguishment of debt.

Consolidated Adjusted EBITDA increased to $353 million in the second quarter 2012, compared to $327 million in the first quarter 2012.

“We continue to see steady market demand for our services,” said James Crowe, CEO of Level 3.  “We saw double digit sequential growth in Core Network Services sales orders in the second quarter, and as a result, we expect stronger sequential performance for the second half of the year.  Additionally, we remain on track to realize projected synergies, and integration is proceeding as planned.”

Financial Results

Metric ($ in millions)	Second Quarter 2012	First Quarter 2012	Second Quarter 2011 Pro Forma(1)(3)
Core Network Services Revenue	$1,386	$1,382	$1,361
Wholesale Voice Services and Other Revenue	$200	$204	$224
Total Revenue	$1,586	$1,586	$1,585
Adjusted EBITDA(1)	$353	$327	$316
Capital Expenditures	$180	$138	$168
Unlevered Cash Flow(1)	$112	$14	$166
Free Cash Flow(1)	$3	$(213)	$19
Gross Margin(1)	59.1%	58.6%	58.2%
Adjusted EBITDA Margin(1)	22.3%	20.6%	19.9%
Net Loss(2)	$62	$138	$196
Net Loss Per Share(2)	$0.29	$0.66	$0.97

(1)       See schedule of non-GAAP metrics for definition and reconciliation to GAAP measures.

(2)       Net loss includes losses on the extinguishment of debt for the first quarter 2012 and second quarter 2011 and excludes the results attributable to the discontinued coal business in the second quarter 2011.

(3)       References to “pro forma” figures assume the Global Crossing acquisition took place on January 1, 2011.

Revenue

Core Network Services (CNS) Revenue ($ in millions)	Second Quarter 2012	First Quarter 2012	Percent Change, As Reported	Percent Change, Constant Currency	Second Quarter 2011 Pro Forma(1)(3)	Percent Change, As Reported(4)
North America	$1,003	$991	1%	1%	$957	5%
Wholesale	$382	$381	—	—	$392	(3)%
Enterprise	$621	$610	2%	2%	$565	10%

EMEA	$214	$219	(2)%	(2)%	$234	(9)%
Wholesale	$91	$92	(1)%	(1)%	$100	(9)%
Enterprise	$81	$79	3%	3%	$77	5%
UK Government	$42	$48	(13)%	(13)%	$57	(26)%

Latin America	$169	$172	(2)%	2%	$170	(1)%
Wholesale	$33	$34	(3)%	—	$41	(20)%
Enterprise	$136	$138	(1)%	3%	$129	5%

Total CNS Revenue	$1,386	$1,382	—	1%	$1,361	2%
Wholesale	$506	$507	—	—	$533	(5)%
Enterprise(2)	$880	$875	1%	1%	$828	6%

(1)          See schedule of non-GAAP metrics for definition and reconciliation to GAAP measures.

(2)       Includes EMEA UK Government

(3)       References to “pro forma” figures assume the Global Crossing acquisition took place on January 1, 2011.

(4)       As Reported comparison measures current period results against pro forma results from the second quarter 2011

Core Network Services

Core Network Services revenue grew sequentially to $1.386 billion in the second quarter 2012, an increase of approximately 0.7 percent on a constant currency basis.

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“We continue to see strong CNS revenue growth from our enterprise customers,” said Sunit Patel, executive vice president and CFO of Level 3. “Excluding U.K. government revenue, our global enterprise CNS revenue grew 2.1 percent sequentially on a constant currency basis.”

“Our North America and Latin America businesses performed well this quarter, with CNS revenue growth of 1.1 percent and 2.3 percent on a constant currency basis, respectively.  Our EMEA business performance was weaker, primarily due to the expected declines in UK government revenue.

“Across the business, we saw strong pickup in orders during the second quarter, which should increase the CNS revenue growth rate in the second half of the year.”

Deferred Revenue

The deferred revenue balance was $1.118 billion at the end of the second quarter 2012, compared to $1.143 billion at the end of the first quarter 2012.

Cost of Revenue

Cost of revenue decreased to $648 million in the second quarter 2012, compared to $657 million in the first quarter 2012.

Gross margin improved to 59.1 percent for the second quarter 2012, compared to 58.6 percent in the first quarter 2012.

Selling, General and Administrative Expenses (SG&A)

Excluding non-cash compensation expense, SG&A was $585 million in the second quarter 2012, compared to $602 million in the first quarter 2012.  SG&A included $17 million of integration costs in the second quarter 2012, compared to $15 million of integration costs in the first quarter 2012.

SG&A, including non-cash compensation expense, was $614 million for the second quarter 2012, compared to $626 million for the first quarter 2012. Non-cash compensation expense was $29 million and $24 million for the second quarter 2012 and first quarter 2012, respectively.

Adjusted EBITDA

Adjusted EBITDA grew 8 percent sequentially to $353 million for the second quarter 2012, compared to $327 million for the first quarter 2012, including integration expenses in both periods.  Pro forma Adjusted EBITDA for the second quarter 2011 was $316 million.  The year over year growth rate of pro forma Adjusted EBITDA was 12 percent.

Adjusted EBITDA margin increased to 22.3 percent for the second quarter 2012, compared to 20.6 percent for the first quarter 2012.

Consolidated Cash Flow and Liquidity

During the second quarter 2012, Unlevered Cash Flow was $112 million, compared to $166 million on a pro forma basis in the second quarter 2011.

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Free Cash Flow was positive $3 million for the second quarter 2012, compared to positive $19 million on a pro forma basis in the second quarter 2011.

On July 18, 2012, the company announced that it was offering $300 million of its 8.875% Senior Notes due 2019 in a private offering.  These notes were priced to investors at 100 percent of their principal amount.  The transaction is expected to close on Aug. 1, 2012, subject to customary closing conditions.

As of June 30, 2012, the company had cash of approximately $733 million, or $1.026 billion on a pro forma basis for the offering of the 8.875% Senior Notes.

Integration Update

“Integration is proceeding as planned,” said Jeff Storey, president and COO of Level 3.  “We continue to make progress integrating our networks, processes and systems.  We have consolidated service management ticketing systems for North America and EMEA, have transitioned to a single customer care model in each region, and simplified the contract process for the company.   These accomplishments are among the many initiatives underway to further improve the customer experience.  Additionally, we have consolidated our North America and EMEA Enterprise Resource Planning (ERP) systems, and have begun working on the integration of the Latin America ERP system.”

Business Outlook

“We are reiterating the guidance we provided earlier this year,” said Patel.  “We expect to see CNS growth performance improve in the second half of 2012 given the strong CNS sales we saw in the second quarter, and we remain confident in our expectations for 20 to 25 percent Adjusted EBITDA growth for the full year 2012 from the starting point of $1.216 billion of pro forma Adjusted EBITDA for 2011.”

“With the capital markets transaction we announced last week, we now expect GAAP interest expense of $745 million and net cash interest expense of approximately $685 million for the full year 2012.  We continue to expect capital expenditures for the full year 2012 to be approximately 12 percent of total revenue, and we continue to expect to generate positive Free Cash Flow for the second through fourth quarters of 2012, in the aggregate.”

Conference Call and Web Site Information

Level 3 will hold a conference call to discuss the company’s second quarter 2012 results today at 9 a.m. ET. The conference call will be broadcast live on Level 3’s Investor Relations website at http://lvlt.client.shareholder.com/events.cfm. Additional information regarding the second quarter 2012 results, including the presentation that management will review on the conference call, will be available on Level 3’s Investor Relations website. If you are unable to join the call via the Web, the call can be accessed live at 1 877-283-5145 (U.S. Domestic) or 1 312-281-1200 (International). Questions can also be sent to Investor.Relations@Level3.com.

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The call will be archived and available on Level 3’s Investor Relations website or can be accessed as an audio replay starting at noon ET on July 25 until noon ET on Aug. 25.   The replay can be accessed by dialing 1 800-633-8284 (U.S. Domestic) or 1 402-977-9140 (International), conference code 21597807.

For additional information, please call 720-888-2502.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 450 markets in 45 countries over a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities. For more information, please visit www.level3.com

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3), Think Ahead, the Level 3 Logo and the Level 3 Think Ahead logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and/or other countries.  Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Website Access to Company Information

Level 3 maintains a corporate website at www.level3.com, and you can find additional information about the company through the Investors pages on that website at http:// http://lvlt.client.shareholder.com/.  Level 3 uses its website as a channel of distribution of important information about the company. Level 3 routinely posts financial and other important information regarding the company and its business, financial condition and operations on the Investor Relations web pages.

Visitors to the Investors Relations web pages can view and print copies of Level 3’s SEC filings, including periodic and current reports on Forms 10-K, 10-Q, 8-K, as soon as reasonably practicable after those filings are made with the SEC.

Copies of the charters for each of the Audit, Compensation and Nominating and Governance committees of Level 3’s Board of Directors, its Corporate Governance Guidelines, Code of Ethics, press releases and analysts and investor conference presentations are all available through the Investor Relations web pages.

Please note that the information contained on any of Level 3’s web sites is not incorporated by reference in, or considered to be a part of, any document unless expressly incorporated by reference in that document.

Forward-Looking Statement

Some statements made in this press release are forward-looking in nature and are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: successfully integrate the Global Crossing acquisition or otherwise realize the anticipated benefits thereof; manage risks associated with continued uncertainty in the global economy; obtain additional financing, particularly in the event of disruptions in the financial markets; manage continued or accelerated decreases in market pricing for communications services; maintain and increase traffic on its network; develop and maintain effective business support systems; manage

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system and network failures or disruptions; develop new services that meet customer demands and generate acceptable margins; adapt to rapid technological changes that could adversely affect the company’s competitiveness; defend intellectual property and proprietary rights; obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; attract and retain qualified management and other personnel; successfully integrate future acquisitions; effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; mitigate its exposure to contingent liabilities; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

Media:	Investors:
Monica Martinez	Mark Stoutenberg
720-888-3991	720-888-2518
Monica.Martinez@Level3.com	Mark.Stoutenberg@Level3.com

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Level 3 Communications:

Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

In addition, measures referred to in the accompanying news release as being calculated “on a constant currency basis” or “in constant currency terms” are non-GAAP metrics intended to present the relevant information assuming a constant exchange rate between the two periods being compared. Such metrics are calculated by applying the currency exchange rates used in the preparation of the prior period financial results to the subsequent period results.

Consolidated Revenue is defined as total revenue from the Consolidated Statements of Operations.

Core Network Services Revenue includes revenue from colocation and datacenter services, transport and fiber, IP and data services, and voice services (local and enterprise).

Gross Margin ($) is defined as total revenue less cost of revenue from the Consolidated Statements of Operations.

Gross Margin (%) is defined as gross margin ($) divided by total revenue. Management believes that gross margin is a relevant metric to provide to investors, as it is a metric that management uses to measure the margin available to the company after it pays third party network services costs; in essence, a measure of the efficiency of the company’s network.

Adjusted EBITDA is defined as net income (loss) from the Consolidated Statements of Operations before income taxes, total other income (expense), non-cash impairment charges, depreciation and amortization, non-cash stock compensation expense, and discontinued operations.

Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue.

Adjusted EBITDA Metric

Q2 2012

(in millions)

Net Loss	$(62)
Income Tax Expense	8
Total Other Expense	187
Depreciation and Amortization	191
Non-Cash Stock Compensation	29
Adjusted EBITDA	$353

Adjusted EBITDA Margin	22.3%

Adjusted EBITDA Metric

Q1 2012

(in millions)

Net Loss	$(138)
Income Tax Expense	14
Total Other Expense	240
Depreciation and Amortization	187
Non-Cash Stock Compensation	24
Adjusted EBITDA	$327

Adjusted EBITDA Margin	20.6%

Adjusted EBITDA Metric*

Q2 2011

(in millions)

Net Loss	$(181)
Income Tax Expense	3
Total Other Expense	180
Depreciation and Amortization	206
Non-Cash Stock Compensation	17
Loss from Discontinued Operations	1
Adjusted EBITDA	$226

Adjusted EBITDA Margin	24.8%

* Includes Level 3 Communications results prior to the acquisition of Global Crossing on October 4, 2011.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of the company’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of the company and to make resource allocation decisions.  Management believes such measures are especially important in a capital-intensive industry such as telecommunications.  Management also uses Adjusted EBITDA and Adjusted EBITDA Margin to compare the company’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses.  Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with the company’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures.  Adjusted EBITDA excludes the gain (or loss) on extinguishment of debt and other, net because these items are not related to the primary operations of the company.

There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from the company’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Consolidated Statements of Cash Flows or the Consolidated Statements of Operations. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of the company and, measured over time, provides management and investors with a sense of the underlying business’s growth pattern and ability to generate cash.  Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure the company’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions including related cash transaction and integration costs. Comparisons of Level 3’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Consolidated Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the company’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure the company’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of Level 3’s Free Cash Flow to that of some of its competitors may be of limited usefulness since Level 3 does not currently pay a significant amount of income taxes due to net operating losses, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

Unlevered Cash Flow and Free Cash Flow
Three Months Ended June 30, 2012	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$183	$183
Capital Expenditures	$(180)	$(180)
Cash Interest Paid	$110	N/A
Interest Income	$(1)	N/A
Total	$112	$3

Unlevered Cash Flow and Free Cash Flow
Three Months Ended March 31, 2012	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Used In Operating Activities of Continuing Operations	$(75)	$(75)
Capital Expenditures	$(138)	$(138)
Cash Interest Paid	$228	N/A
Interest Income	$(1)	N/A
Total	$14	$(213)

Unlevered Cash Flow and Free Cash Flow*
Three Months Ended June 30, 2011	Unlevered
($ in millions)	Cash Flow	Free Cash Flow

Net Cash Provided by Operating Activities of Continuing Operations	$131	$131
Capital Expenditures	$(122)	$(122)
Cash Interest Paid	$111	N/A
Interest Income	—	N/A
Total	$120	$9

* Schedule has been updated for the removal of Discontinued Operations.

Pro Forma Combined Company Results

The following tables reflect the pro forma combined company results of Level 3 and Global Crossing for the three months ended June 30, 2011. The tables begin with the pre-acquisition historical results in the columns labeled “Level 3” and “Global Crossing.” The column labeled “Intercompany Eliminations,” includes adjustments to remove transactions between Level 3 and Global Crossing. The column “Pro Forma Adjustments,” includes adjustments as a result of purchase price accounting and changes in debt structure as a result of the acquisition.

	Pro Forma Consolidated Statements of Operations (unaudited)
	Three Months Ended June 30, 2011
(dollars in millions)	Level 3	Global Crossing (1)	Intercompany Eliminations	Pro Forma Adjustments (3)	Total
Revenue	$913	$692	$(14)	$(6)	$1,585
Costs and Expenses (exclusive of depreciation and amortization shown separately below):
Cost of Revenue	347	324	(9)	—	662
Depreciation and Amortization	206	82	—	(17)	271
Selling, General, and Administrative	357	272	(1)	—	628
Total Costs and Expenses	910	678	(10)	(17)	1,561

Operating Income (Loss)	3	14	(4)	11	24

Other Income (Expense):
Interest income	—	1	—	—	1
Interest expense	(160)	(45)	—	12	(193)
Loss on extinguishment of debt, net	(23)	—	—	—	(23)
Other, net	3	(5)	—	—	(2)
Total Other Expense	(180)	(49)	—	12	(217)

Loss Before Income Taxes	(177)	(35)	(4)	23	(193)
Income Tax Benefit (Expense)	(3)	1	—	—	(2)
Loss From Continuing Operations	(180)	(34)	(4)	23	(195)
Loss from Discontinued Operations	(1)	—	—	—	(1)
Net Loss	$(181)	$(34)	$(4)	$23	$(196)

Basic and Diluted Loss per Share (2)
Loss from continuing operations	$(1.58)				$(0.96)
Loss from discontinued operations	(0.01)				(0.01)
Loss per share	$(1.59)				$(0.97)

Shares used to compute loss per share (2)	113,589			88,530	202,119

(1)          Certain reclassifications have been made to conform to Level 3 reporting.

(2)          Basic and diluted loss per share have been updated to reflect the one for fifteen reverse stock split that became effective October 19, 2011.

(3)          Assumes an acquisition date of January 1, 2011.

	Pro Forma Adjusted EBITDA
	Three Months Ended June 30, 2011
(dollars in millions)	Level 3	Global Crossing	Intercompany Eliminations	Pro Forma Adjustments (1)	Total

Consolidated Net Loss	$(181)	$(34)	$(4)	$23	$(196)
Income Tax Expense (Benefit)	3	(1)	—	—	2
Total Other Expense	180	49	—	(12)	217
Depreciation and Amortization Expense	206	82	—	(17)	271
Non-cash Compensation Expense	17	4	—	—	21
Loss from Discontinued Operations	1	—	—	—	1
Consolidated Adjusted
EBITDA	$226	$100	$(4)	$(6)	$316

Consolidated Revenue(1)					$1,585

Adjusted EBITDA Margin					19.9%

(1)          Assumes an acquisition date of January 1, 2011.

	Pro Forma Cash Flows
	Three Months Ended June 30, 2011
(dollars in millions)	Level 3	Global Crossing	Intercompany Eliminations	Pro Forma Adjustments	Total

Net Cash Provided by Operating Activities of Continuing Operations	$131	$56	$—	$—	$187
Capital Expenditures	(122)	(46)	—	—	(168)
Free Cash Flow	$9	$10	$—	$—	$19
Cash Interest Paid	111	37	—	—	148
Interest Income	—	(1)	—	—	(1)
Unlevered Cash Flow	$120	$46	$—	$—	$166

	Regional Revenue Distribution by Channel					2Q12/ 1Q12%	2Q12/ 1Q12 % Change Constant	2Q12%
	2Q11(2), (3)	3Q11(2), (3)	4Q11	1Q12	2Q12	Change	Currency	CNS
CNS Revenue ($ in millions)
North America	$957	$968	$976	$991	$1,003	1.2%	1.1%	72%
Wholesale	$392	$394	$388	$381	$382	0.3%	0%	28%
Enterprise	$565	$574	$588	$610	$621	1.8%	1.8%	44%

EMEA	$234	$240	$224	$219	$214	(2.3)%	(2.3)%	16%
Wholesale	$100	$102	$94	$92	$91	(1.1)%	(1.1)%	7%
Enterprise	$77	$81	$80	$79	$81	2.5%	2.5%	6%
UK Government	$57	$57	$50	$48	$42	(12.5)%	(12.5)%	3%

Latin America	$170	$173	$168	$172	$169	(1.7)%	2.3%	12%
Wholesale	$41	$39	$35	$34	$33	(2.9)%	0%	2%
Enterprise	$129	$134	$133	$138	$136	(1.4)%	2.9%	10%

Total	$1,361	$1,381	$1,368	$1,382	$1,386	0.3%	0.7%	100%
Wholesale	$533	$535	$517	$507	$506	(0.2)%	(0.2)%	37%
Enterprise (1)	$828	$846	$851	$875	$880	0.6%	1.3%	63%

Total CNS	$1,361	$1,381	$1,368	$1,382	$1,386	0.3%	0.7%
Wholesale Voice Services and Other Revenue	$224	$225	$211	$204	$200	(2.0)%	(2.5)%
Total Revenue	$1,585	$1,606	$1,579	$1,586	$1,586	0.0%	0.3%

(1)          Includes EMEA UK Government Revenue.

(2)          Prior period results have been adjusted to reflect pro forma revenues.

(3)          Assumes an acquisition date of January 1, 2011.

	Level 3 Communications Summary Financial Results ($ in millions)					2Q12/ 1Q12%	2Q12%
	2Q11(1), (2)	3Q11(1), (2)	4Q11	1Q12	2Q12	Change	CNS
Core Network Services Revenue
Colocation and Datacenter Services	$132	$136	$133	$136	$137	1%	10%
Transport and Fiber	$485	$489	$486	$480	$485	1%	35%
IP and Data Services	$467	$481	$479	$493	$499	1%	36%
Voice Services (local and enterprise)	$277	$275	$270	$273	$265	(3)%	19%
Total Core Network Services	$1,361	$1,381	$1,368	$1,382	$1,386	0%
Wholesale Voice Services and Other	$224	$225	$211	$204	$200	(2)%
Total Revenue	$1,585	$1,606	$1,579	$1,586	$1,586	0%

(1)          Prior period results have been adjusted to reflect pro forma revenues.

(2)          Assumes an acquisition date of January 1, 2011.

Pro Forma Debt is defined as total debt gross debt, including capital leases from the consolidated balance sheet adjusted for the closing of the $300 million 8.875% Senior Notes due 2019.

Pro Forma Cash and Cash Equivalents is defined as total cash and cash equivalents adjusted for the closing of the $300 million 8.875% Senior Notes due 2019.

Pro Forma Net Debt to Annualized Adjusted EBITDA Ratio is defined as pro forma debt, reduced by pro forma cash and cash equivalents and divided by Annualized Adjusted EBITDA.

Level 3 Communications, Inc. and Consolidated Subsidiaries

Pro Forma Net Debt to Annualized Adjusted EBITDA ratio as of June 30, 2012

(dollars in millions)
Total Gross Debt	$8,486
Pro Forma Debt issuance of 8.875% Senior Notes due 2019	300
Pro Forma Debt	8,786

Cash and cash equivalents	733
Pro Forma cash from debt issuance	293
Pro Forma Cash and Cash Equivalents	1,026

Pro Forma Net Debt	$7,760

Annualized Adjusted EBITDA	$1,412

Pro Forma Net Debt to Annualized Adjusted EBITDA Ratio	5.5

Attachment #1

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
(dollars in millions, except share data)	2012	2012	2011

Revenue	$1,586	$1,586	$913

Costs and Expenses (exclusive of depreciation and amortization shown separately below):
Cost of Revenue	648	657	347
Depreciation and Amortization	191	187	206
Selling, General and Administrative	614	626	357
Total Costs and Expenses	1,453	1,470	910

Operating Income	133	116	3

Other Income (Expense):
Interest income	1	1	—
Interest expense	(181)	(189)	(160)
Loss on extinguishment of debt, net	—	(61)	(23)
Other, net	(7)	9	3
Total Other Expense	(187)	(240)	(180)

Loss Before Income Taxes	(54)	(124)	(177)

Income Tax Expense	(8)	(14)	(3)

Loss From Continuing Operations	(62)	(138)	(180)

Loss From Discontinued Operations, net	—	—	(1)

Net Loss	$(62)	$(138)	$(181)

Basic and Diluted Loss per Share *
Loss per Share From Continuing Operations	$(0.29)	$(0.66)	$(1.58)
Loss per Share From Discontinued Operations	—	—	(0.01)
Net Loss	$(0.29)	$(0.66)	$(1.59)

Shares Used to Compute Basic and Diluted Loss per Share *
(in thousands)	216,399	209,759	113,589

* Basic and diluted loss per share have been updated to reflect the one for fifteen reverse stock split that became effective October 19, 2011.

Attachment #2

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	June 30,	March 31,	December 31,
(dollars in millions)	2012	2012	2011

Assets

Current Assets:
Cash and cash equivalents	$733	$748	$918
Restricted cash and securities	8	8	10
Receivables, less allowances for doubtful accounts	689	683	648
Other	167	164	131
Total Current Assets	1,597	1,603	1,707

Property, Plant and Equipment, net	8,076	8,164	8,136
Restricted Cash and Securities	49	52	51
Goodwill	2,497	2,497	2,541
Other Intangibles, net	308	333	358
Other Assets	420	425	395
Total Assets	$12,947	$13,074	$13,188

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$698	$724	$747
Current portion of long-term debt	222	227	65
Accrued payroll and employee benefits	140	115	209
Accrued interest	225	165	216
Current portion of deferred revenue	250	259	264
Other	119	145	157
Total Current Liabilities	1,654	1,635	1,658

Long-Term Debt, less current portion	8,190	8,199	8,385
Deferred Revenue, less current portion	868	884	885
Other Liabilities	1,021	1,047	1,067
Total Liabilities	11,733	11,765	11,995

Stockholders’ Equity	1,214	1,309	1,193
Total Liabilities and Stockholders’ Equity	$12,947	$13,074	$13,188

Attachment #3

LEVEL 3 COMMUNICATIONS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
(dollars in millions)	2012	2012	2011

Cash Flows from Operating Activities:
Net loss	$(62)	$(138)	$(181)
Loss from discontinued operations	—	—	1
Net loss from continuing operations	(62)	(138)	(180)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	191	187	206
Non-cash compensation expense attributable to stock awards	29	24	17
Loss on extinguishment of debt, net	—	61	23
Accretion of debt discount and amortization of debt issuance costs	11	10	14
Accrued interest on long-term debt	60	(49)	35
Deferred income taxes	(4)	7	1
Other, net	21	—	(8)
Changes in working capital items:
Receivables	(17)	(26)	3
Other current assets	(5)	(27)	(7)
Payables	(23)	(33)	7
Deferred revenue	(10)	(13)	(1)
Other current liabilities	(8)	(78)	21
Net Cash Provided by (Used In) Operating Activities of Continuing Operations	183	(75)	131

Cash Flows from Investing Activities:
Capital expenditures	(180)	(138)	(122)
Decrease (Increase) in restricted cash and securities, net	3	1	(33)
Proceeds from sale of property, plant and equipment and other assets	—	5	2
Net Cash Used in Investing Activities of Continuing Operations	(177)	(132)	(153)

Cash Flows from Financing Activities:
Long term debt borrowings, net of issuance costs	—	880	(6)
Payments on and repurchases of long-term debt	(16)	(847)	(464)
Proceeds from stock options exercised	—	1	—
Net Cash Provided by (Used in) Financing Activities of Continuing Operations	(16)	34	(470)

Discontinued Operations:
Net cash used in operating activities	—	—	—
Net cash used in investing activities	—	—	(3)
Net Cash Used In Discontinued Operations	—	—	(3)

Effect of Exchange Rates on Cash and Cash Equivalents	(5)	3	—

Net Change in Cash and Cash Equivalents	(15)	(170)	(495)

Cash and Cash Equivalents at Beginning of Period	748	918	1,079

Cash and Cash Equivalents at End of Period	$733	$748	$584

Supplemental Disclosure of Cash Flow Information:
Cash interest paid	$110	$228	$111